Exhibit 4.1

THESE WARRANTS AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, (D) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND, IN THE CASE OF (C), (D) OR (E), THE HOLDER HAS PRIOR TO SUCH TRANSFER FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION.

COMMON STOCK PURCHASE WARRANT

Void after 5:00 p.m. (Denver time) on the 7th day of January, 2013 (“Expiry Time”)

Number of Warrants: 300,000	Warrant Certificate No. 2010-1

GOLDEN MINERALS COMPANY

This is to certify that, for value received, MH ARGENTINA S.A., a sociedad anonima organized under the laws of Argentina (the “Holder”), shall have the right to purchase from Golden Minerals Company, a corporation organized under the laws of the State of Delaware (the “Corporation”), at any time and from time to time up to the Expiry Time, one fully paid and non-assessable share of common stock, par value US$0.01 per share (“Common Share”) for each Warrant (individually, a “Warrant”) represented hereby at a price of US$15.00 per share (the “Exercise Price”), subject to the terms and conditions set forth herein.

Nothing contained herein shall confer any right upon the Holder to subscribe for or purchase any Common Shares at any time after the Expiry Time and from and after the Expiry Time the Warrants and all rights under this Warrant Certificate shall be void and of no effect or value.

1.                                       Exercise.

1.1                                 If the Holder desires to exercise the right to purchase Common Shares conferred hereby, the Holder shall:

(a)                                  Complete to the extent possible in the manner indicated and execute an exercise form in the form attached as (i) Schedule A to this Warrant Certificate if the Holder is not a “U.S. person” (as such term is defined in Regulation S (a “U.S. Person”) promulgated under the U.S. Securities Act), not resident in the United States, or not otherwise subject to the securities laws of the United States, or (ii) Schedule B to this Warrant Certificate if the Holder is a U.S. Person, resident in the United States or otherwise subject to the securities laws of the United States;

(b)                                 Surrender this Warrant Certificate to the Corporation; and

(c)                                  Unless the Cashless Exercise option provided in Section 1.2 hereof is elected, pay the Exercise Price on the exercise of this Warrant in respect of the Common Shares subscribed for either by wire transfer or check payable to the Corporation.

1.2                                 By indicating its election on the applicable exercise form attached to this Warrant Certificate, in lieu of making payment of the Exercise Price in cash or wire transfer, the Holder may elect instead to receive upon such exercise the “Net Number” of Shares determined according to the following formula (the “Cashless Exercise”):

Net Number = (A x B) – (A x C)
B

For purposes of the foregoing formula:

A  =  The total number of Common Shares with respect to which this Warrant is then being exercised.

B  = The VWAP on the date of such election.

C  =  The Exercise Price then in effect at the time of such exercise.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (i) the volume weighted average price of the Common Shares for the 10 consecutive trading days immediately preceding the date of delivery of the exercise form, on the principal U.S. national securities exchange on which the Common Shares are listed for trading, (ii) if the Common Shares are not listed for trading on a U.S. national securities exchange, the volume weighted average price of the Common Shares for the 10 consecutive trading days immediately preceding the date of delivery of the exercise form on the Toronto Stock Exchange, (iii) if the Common Shares are not listed for trading on a U.S. national securities exchange or the Toronto Stock Exchange, the average of the highest reported bid and lowest reported asked prices on the date preceding the date of delivery of the exercise form as reported on the OTC Bulletin Board, or if not applicable, in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), or (v) in all other cases, the fair market value of one Common Share as determined in good faith by the Company’s board of directors.

1.3                                 The Holder shall be deemed for all purposes to be the holder of record of the number of Common Shares to be so issued as of the close of business on the date on which this Warrant Certificate shall have been surrendered and payment made for such Common Shares as set forth in Section 1.1 or Cashless Exercise elected pursuant to Section 1.2, as applicable.  The Holder shall be entitled to delivery of a certificate or certificates representing such Common Shares and the Corporation shall cause such certificate or certificates to be delivered to the Holder at the address specified in the exercise form within three business days after such surrender and payment as aforesaid.  No fractional Common Shares will be issuable upon any exercise of this Warrant and the Holder will not be entitled to any cash payment or compensation in lieu of a fractional Common Share.

2.                                       Partial Exercise.  The Holder may from time to time subscribe for and purchase any lesser number of Common Shares than the total number of Common Shares set forth in this Warrant Certificate.  If the Holder subscribes for and purchases any such lesser number of Common Shares prior to the Expiry Time, the Holder shall be entitled to receive a replacement certificate representing the unexercised balance of the Warrants.

3.                                       Not a Stockholder.  The holding of the Warrants shall not constitute the Holder a stockholder of the Corporation nor entitle the Holder to any right or interest in respect thereof except as expressly provided in this Warrant Certificate.

4.                                       Covenants and Representations.  The Corporation hereby represents and warrants that  it is authorized to issue and that it will cause the Common Shares from time to time subscribed for and purchased in the manner provided in this Warrant Certificate and the certificate representing such Common Shares to be issued and that it has reserved, and at all times prior to the Expiry Time, it will reserve and there will remain unissued, a sufficient number of Common Shares to satisfy the right of purchase provided in this Warrant Certificate. The Corporation hereby further covenants and agrees that it will at its expense expeditiously use its best efforts to obtain the listing of such Common Shares (subject to issue or notice of issue) on each stock exchange or over-the-counter market on which the Common Shares may be listed from time to time. All Common Shares which are issued upon the exercise of the right of purchase provided in this Warrant Certificate, upon payment therefor of the Exercuse Price pursuant to the provisions of this Warrant Certificate, or election of Cashless Exercise pursuant to Section 1.2, if applicable, shall be and be deemed to be fully paid and non-assessable shares and free from all taxes, liens and charges with respect to the issue thereof. The Corporation hereby represents and warrants that this Warrant Certificate is a valid and enforceable obligation of the Corporation, enforceable in accordance with the provisions of this Warrant Certificate.

5.                                       Certain Adjustments.

5.1                                 The number and kind of Common Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)                                  Stock Dividends.  If at any time after the date of the issuance of this Warrant the Corporation shall fix a record date for the issuance of any stock dividend or distribution payable to the holders of all or substantially all of the Common Shares in Common Shares or securities or rights convertible or exchangeable into Common Shares then, on the record date fixed for the determination of holders of Common Shares entitled to receive such dividend or distribution (or on the dividend distribution date if no record date is set) or immediately after the effective date of subdivision or split-up, as the case may be, the number of shares to be delivered upon exercise of this Warrant will be increased so that the Holder will be entitled to receive the number of Common Shares that such Holder would have owned (or been entitled to receive in the case of convertible or exchangeable securities) immediately following such action had this Warrant been exercised immediately prior to such record date, and the Exercise Price will be adjusted as provided below in paragraph (e).

(b)                                 Combination of Stock.  If the number of Common Shares outstanding at any time after the date of the issuance of this Warrant shall have been increased or decreased by a combination, subdivision or split of the outstanding Common Shares, then, immediately after the effective date of such combination, subdivision or split the number of Common Shares to be delivered upon exercise of this Warrant will be increased or decreased so that the Holder thereafter will be entitled to receive the number of Common Shares that such Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (e).

(c)                                  Reorganization, etc.  If any capital reorganization of the Corporation, any reclassification of the Common Shares, any consolidation of the Corporation with or merger or amalgamation of the Corporation with or into any other person, or any sale or lease or other transfer of all or substantially all of the assets of the Corporation to any other person, shall be effected in such a way that the holders of Common Shares shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Corporation or another person) with respect to or in exchange for Common Shares, then, upon exercise of this Warrant, the Holder shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, lease or other transfer by a holder of the number of  Common Shares that such Holder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger or sale, lease or other transfer.

(d)                                 Distributions to All Holders of Common Shares.  If the Corporation shall, at any time after the date of issuance of this Warrant, fix a record date to distribute (or distribute without a record date) to all holders of its Common Shares, any shares of capital stock of the Corporation (other than Common Shares or securities or rights convertible or exchangeable into Common Shares) or evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any of its securities or securities issued in connection with a spin-off, then the Holder shall be entitled to receive, upon exercise of the Warrant, on a pro rata basis, that portion of such distribution to which it would have been entitled had the Holder exercised its Warrant immediately prior to the record date for such distribution.  At the time it fixes the record date for such distribution (or prior to any distribution if no record date is fixed), the Corporation shall allocate sufficient reserves to ensure the timely and full performance of the provisions of this Section 5.1(d).  The Corporation shall promptly (but in any case no later than five business days prior to the record date of such distribution) send by internationally recognized courier, postage prepaid, to the Holder, notice that such distribution will take place.

(e)                                  Exercise Price Adjustment.  Whenever the number of Common Shares purchasable upon the exercise of this Warrant is adjusted pursuant to Sections 5.1(a) or (b), the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Common Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Common Shares purchasable immediately thereafter.  In the case of any adjustment that results in the Warrant becoming exercisable for securities other than, or in addition to, Common Shares, this provision shall be effected so that the aggregate Exercise Price for all of the securities or other assets for which this Warrant is exercisable is divided pro rata among such securities and other assets.

(f)                                    Application of Adjustment Provisions to Warrant Shares Other than Common Shares.  If, at any time, as a result of the application of this Section 5.1, the Warrant becomes exercisable for securities or assets other than Common Shares, then any further adjustment pursuant to this Section 5.1 shall be applied, as nearly as may be, to any such other securities or assets so as to prevent any dilution or increase in the rights represented by this Warrant.

5.2                                 Notice of Adjustments.  Whenever the number of Common Shares to be issued upon exercise of the Warrant or the Exercise Price of such Common Shares is to be adjusted, as herein provided, the Corporation shall, at least ten (10) business days prior to such adjustment, send by internationally recognized courier, postage prepaid, to the Holder, notice of such adjustment or adjustments and a certificate of the Corporation setting forth the number of Common Shares and the Exercise Price of such Common Shares after such adjustment, a detailed statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

5.3                                 Notice of Extraordinary Corporate Events.                  In case the Corporation after the date hereof shall propose to (i) distribute any dividend (whether stock or cash or otherwise) to the holders of  Common Shares or to make any other distribution to the holders of  Common Shares, (ii) offer to all of the holders of  Common Shares rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options, or (iii) effect any reclassification of the Common Shares (other than a reclassification involving merely the subdivision or combination of outstanding  Common Shares), any capital reorganization, any amalgamation, arrangement or merger, any sale, transfer or other disposition of all or substantially all of its property, assets and business, or the liquidation, dissolution or winding up of the Corporation, then, in each such case, the Corporation shall mail to each Holder notice of such proposed action, which notice shall specify the date on which (a) the books of the Corporation shall close, or (b) a record shall be taken for determining the holders of Common Shares entitled to receive such stock dividends or other distribution or such rights or options, or (c) such reclassification, reorganization, amalgamation, arrangement, merger, sale, transfer, other disposition, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date, if any, as of which it is expected that holders of record of Common Shares shall be entitled to receive securities or other property deliverable upon such action.  Such notice shall be mailed in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of Common Shares for purposes of receiving such payment or offer, or in the case of any action covered by clause (iii) above at least twenty (20) days prior to the date upon which such action takes place and at least ten (10) days prior to any record date to determine holders of Common Shares entitled to receive such securities or other property.

5.4                                 Effect of Failure to Notify.  Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice, pursuant to Sections 5.2 and 5.3 shall not affect the requirement to adjust the Exercise Price, the calculation of the number of shares purchasable upon exercise of this Warrant, or the legality or validity of any transaction giving rise thereto, without prejudicing the Holder’s rights to seek damages for such failure.

5.5                                 Other Dilutive Events.  If the Corporation takes any action affecting its Common Shares to which the foregoing provisions of this clause 5, in the opinion of the board of directors of the Corporation, acting in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes hereof, or would otherwise materially affect the rights of the Holder of the Warrants hereunder, then the Corporation shall execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such manner as the board of directors of the Corporation may determine to be equitable in the circumstances, acting in good faith, and, if applicable, subject to the approval of the Toronto Stock Exchange (“TSX”). The failure of the taking of action by the board of directors of the Corporation to so provide for any adjustment on or prior to the effective date of any action or occurrence giving rise to such state of facts will be conclusive evidence that the board of directors has determined that it is equitable to make no adjustment in the circumstances.

5.6                                 Common Shares.  For the purpose of this Warrant, the term “Common Shares” means Golden Minerals Company’ common stock, par value $0.01 per share, as constituted on the date hereof; provided that in the event of a change, subdivision, re-division, reduction, combination or consolidation thereof or any other adjustment under Section 5 hereof, or such successive changes, subdivisions, re-divisions, reductions, combinations, consolidations or other adjustments, then subject to the adjustments, if any, having been made in accordance with the provisions of this Warrant, “Common Shares” shall thereafter mean the shares or other securities resulting from such change, subdivision, re-division, reduction, combination or consolidation or other adjustment.

6.                                       Amendments.  Any provision of this Warrant may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Corporation and the Holder, and, if applicable, the approval of the TSX.  Any amendment or waiver effected in accordance with this Section 6 shall be binding upon such Holder and the Corporation.  A failure on any particular occasion of the Corporation or the Holder to exercise any right under this Warrant Certificate shall not be deemed to constitute a waiver of any other right or of that right on any other occasion.

7.                                       Further Assurances.  The Corporation hereby covenants and agrees that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all and every such other act, deed and assurance as the Holder shall reasonably require for the better accomplishing and effectuating of the intentions and provisions of this Warrant Certificate.

8.                                       Time of Essence.  Time is of the essence with respect to this Warrant Certificate.

9.                                       Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of New York.

10.                                 Submission to Jurisdiction.  The parties hereby submit to the non-exclusive jurisdiction of any court of the State of New York or the United States District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, and waive any and all objections to jurisdiction that they may have under the laws of the State of New York or the United States and any claim or objection that any such court is an inconvenient forum.

11.                                 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally, (ii) if transmitted by facsimile, when confirmation of transmission is received, unless it is not during normal business hours in the place of receipt, in which case it shall be deemed delivered on the next business day, or (iii) if sent by registered or certified mail, return receipt requested, or by private courier, when received; and shall be addressed as follows:

The Corporation:

Golden Minerals Company
350 Indiana Street, Suite 800
Golden, Colorado 80401
USA
Attention: President
Telephone:	(303) 839-5060
Fax No.:	(303) 839-5907

Holder:

MH Argentina S.A.
c/o Hochschild Mining PLC
Calle La Colonia No. 180, Urb. El Vivero, Santiago de Surco
Lima, Peru
Attention: Jose Augusto Palma
Attention: Isac Burstein

12.                                 Legends on Common Shares:  Any certificate representing Common Shares issued upon the exercise of this Warrant will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, (D) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND, IN THE CASE OF (C), (D) OR (E), THE HOLDER HAS PRIOR TO SUCH TRANSFER FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, SUCH SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.”

provided, the legend may be removed by delivery to the registrar and transfer agent and the Corporation of an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

13.                                 Lost Certificate.  If this Warrant Certificate or any replacement hereof becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion impose, acting reasonably, issue and deliver a new certificate, in form identical hereto but with appropriate changes, representing any unexercised portion of the subscription rights represented hereby to replace the certificate so stolen, lost, mutilated or destroyed.

14.                                 Language.  The parties hereto acknowledge and confirm that they have requested that this Warrant Certificate as well as all notices and other documents contemplated hereby be drawn up in the English language.

15.                                 Transfer.  The Warrants shall not be transferred by the Holder without the consent of the Corporation, provided however, that the Holder may transfer all, but not less than all, of the Warrants to any Affiliate of the Holder without the consent of the Corporation.  For the purpose of this Warrant, the term “Affiliate” shall mean any other Person that directly or indirectly controls, is controlled by or is under common control with such Person.  “Person” shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental entity or other entity or organization. The term “Holder” shall mean and include any successor, transferee or permitted assignee of the current or any future Holder. The Warrants may be transferred by the Holder completing and delivering to the Corporation the transfer form attached hereto as Schedule C.

16.                                 Successors and Assigns.  This Warrant Certificate shall enure to the benefit of the Holder and the successors and permitted assignees thereof and shall be binding upon the Corporation and the successors thereof.

* * * * *

IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer as of the 7th day of January, 2010.

GOLDEN MINERALS COMPANY

By:	/s/ Robert P. Vogels
Name: Robert P. Vogels
Title: Senior Vice President and Chief Financial Officer

SCHEDULE A

TO:                            GOLDEN MINERALS COMPANY

EXERCISE FORM
(Non-U.S. Holders)

The undersigned hereby exercises the right to acquire and subscribes for                          shares of common stock (“Common Shares”) of Golden Minerals Company (the “Corporation”) (or such other number of Common Shares or other securities to which such exercise entitles the undersigned in lieu thereof or in addition thereto) pursuant to the provisions of the certificate (the “Warrant Certificate”) dated as of the 7th day of January, 2010 issued by the Corporation to the Holder (as defined in the Warrant Certificate) at the purchase price of U.S.$15.00 per Common Share if exercised on or before 5:00 p.m. (Denver time) on the 7th day of January, 2013 (“Expiry Time”), (or at such other purchase price as may then be in effect under the provisions of the Warrant Certificate) and on and subject to the other terms and conditions specified in the Warrant Certificate and [Initial one]:

☐                                    Encloses herewith a check or has transmitted good same day funds by wire or other similar transfer in lawful money of the United States payable to or to the order of the Corporation in payment of the exercise price, or

☐                                    Elects to acquire the Common Shares pursuant to the Cashless Exercise option set forth in Section 1.2 of the Warrant Certificate; the undersigned acknowledges that it will receive the “Net Number” of Common Shares calculated in accordance with Section 1.2, which shall be less than the number of shares set forth above.

By executing this exercise form, the undersigned represents and warrants that the undersigned (i) is outside the United States (as defined in Regulation S promulgated by the United States Securities Exchange Commission under the United States Securities Act of 1933, as amended, (the “U.S. Securities Act”)) and not a U.S. person (as defined in Regulation S (a “U.S. Person”), at the time of execution and delivery of this notice; (ii) is not exercising the right provided for herein for the account or benefit of a person in the United States or a U.S. Person; (iii) is not exercising Warrants with the intent to distribute either directly or indirectly any of the securities acquirable upon exercise in the United States, except in compliance with the U.S. Securities Act; and (iv) has in all other respects complied with the terms of Regulation S of the U.S. Securities Act.

The undersigned hereby directs that the Common Shares subscribed for be registered and delivered as follows:

Name in Full	Address (include Postal Code)	Number of Common Shares

DATED this                day of                                       , 20      .

By:
Authorized Signatory

SCHEDULE B

TO:                            GOLDEN MINERALS COMPANY

EXERCISE FORM
(U.S. Holders)

The undersigned hereby exercises the right to acquire and subscribes for                          shares of common stock (“Common Shares”) of  Golden Minerals Company (the “Corporation”) (or such other number of Common Shares or other securities to which such exercise entitles the undersigned in lieu thereof or in addition thereto) pursuant to the provisions of the warrant certificate (the “Warrant Certificate”) dated as of the 7th day of January, 2010, issued by the Corporation to the Holder (as defined in the Warrant Certificate) at the purchase price of U.S.$15.00 per Common Share if exercised on or before 5:00 p.m. (Denver time) on the 7th day of January, 2013 (“Expiry Time”), (or at such other purchase price as may then be in effect under the provisions of the Warrant Certificate) and on and subject to the other terms and conditions specified in the Warrant Certificate and [Initial one]:

☐                                    Encloses herewith a check or has transmitted good same day funds by wire or other similar transfer in lawful money of the United States payable to or to the order of the Corporation in payment of the exercise price, or

☐                                    Elects to acquire the Common Shares pursuant to the Cashless Exercise option set forth in Section 1.2 of the Warrant Certificate; the undersigned acknowledges that it will receive the “Net Number” of Common Shares calculated in accordance with Section 1.2, which shall be less than the number of shares set forth above.

The undersigned (or any beneficial purchaser on whose behalf the Holder is acting) is a resident of the United States or is otherwise subject to the securities laws of the United States and certifies [Initial, as appropriate]:

☐                                    (a)                                  the undersigned (or any beneficial purchaser on whose behalf the Holder is acting):

(i)                                     purchased the Warrants directly from the Corporation for its own account or the account of another “accredited investor”, as that term is defined in Rule 501(a) (a “U.S. Accredited Investor”) of Regulation D promulgated under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”);

(ii)                                  is exercising the Warrants solely for its own account or the account of such other U.S. Accredited Investor;

(iii)                               was a U.S. Accredited Investor on the date the Warrants were purchased from the Corporation and continues to be a U.S. Accredited Investor on the date of the exercise of the Warrants; and

(iv)                              if the Warrants are being exercised on behalf of another person, represents, warrants and certifies such person was a U.S. Accredited Investor, on the date the Warrants were purchased from the Corporation and continues to be a U.S. Accredited Investor on the date of the exercise of the Warrants; or

☐                                    (b)                                 the undersigned (or any beneficial purchaser on whose behalf the Holder is acting) has provided to the Corporation a written opinion of counsel of recognized standing in form and substance satisfactory to the Corporation to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available for the issue of the Warrant Shares.

If the Holder has indicated that the Holder (and, if applicable, any beneficial purchaser on whose behalf the Holder is acting) is a U.S. Accredited Investor by marking alternative (a) above, the Holder has completed and delivered to the Corporation the form of Accredited Investor Certificate attached to this Exercise Form as Appendix B-1.

Name in Full	Address (include Postal Code)	Number of Common Shares

DATED this                day of                                       , 20    .

By:
Authorized Signatory

2

APPENDIX B-1

UNITED STATES SUBSCRIBERS

TO:                            GOLDEN MINERALS COMPANY

CERTIFICATE

In connection with the purchase by the undersigned or the disclosed principal, the undersigned (the “Purchaser”) hereby represents and warrants that the Purchaser (and, if the Purchaser is acting on behalf of a beneficial purchaser, such beneficial purchase) is an “Accredited Investor”, as defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) as a result of satisfying the requirements of the paragraphs below to which the undersigned has affixed his or her initials.

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds US$1,000,000;

☐

Any natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐

Any bank as defined in Section 3(a)(2) of the U.S. Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; any or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; any insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; any investment company registered under the United States Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the United States Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors;

☐	Any private business development company as defined in Section 202(a)(22) of the Investments Advisers Act of 1940;

3

☐

Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership not formed for the specific purpose of acquiring the Units, with total assets in excess of US$5,000,000;

☐	Any director or executive officer of Golden Minerals Company;

☐

Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Units, whose purchase is directed by a sophisticated person, being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment;

☐	Any entity in which all of the equity owners are Accredited Investors;

4

SCHEDULE C

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                                                                                  (include name and address of the transferee) Warrants exercisable for shares of common stock of Golden Minerals Company (the “Corporation”) registered in the name of the undersigned on the register of the Corporation maintained therefor, and hereby irrevocably appoints                                                 the attorney of the undersigned to transfer the said securities on the books maintained by the Corporation with full power of substitution.

DATED this                day of                                       , 20      .

Signature of Transferor

Address of Transferor

The undersigned transferee hereby certifies that:

(check one)

☐

said transferee was not offered the Warrants in the United States and is not in the United States or a “U.S. Person” (as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)), and is not acquiring the Warrants for the account or benefit of a person in the United States or a U.S. Person; or

☐

enclosed herewith is an opinion of counsel of recognized standing (which the transferee understands must be satisfactory to the Corporation) to the effect that no violation of the U.S. Securities Act or applicable securities laws will result from transfer, exercise or deemed exercise of the Warrants.

It is understood that the Corporation may require additional evidence necessary to verify the foregoing.

DATED:

Address of Transferee: .	X
Signature of individual (if Transferee is an individual)

X
Authorized signatory (if Transferee is not an individual)

Name of Transferee (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

2